Calculation of Filing Fee Tables
S-3
CREATIVE REALITIES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common stock, par value $0.01 per share	457(o)
		Equity	Preferred Stock	457(o)
		Other	Warrants	457(o)
		Debt	Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 62,359,152.00	0.0001381	$ 8,611.80
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common stock, par value $0.01 per share	415(a)(6)						S-3	333-272202	06/06/2023
Carry Forward Securities		Equity	Preferred Stock	415(a)(6)						S-3	333-272202	06/06/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-272202	06/06/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-272202	06/06/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 37,640,848.00			S-3	333-272202	06/06/2023	$ 4,885.78
			Total Offering Amounts:				$ 100,000,000.00		$ 8,611.80
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,611.80
Offering Note
[1]	(1) There are being registered hereunder an indeterminate number or amount, as the case may be, of common shares, preferred shares, warrants and debt securities, as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. The securities included hereunder may be sold separately or as units with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred shares or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-3 (the "Registration Statement") also covers any additional securities that may be offered or issued in connection with any stock splits, reverse stock splits, stock dividends or similar transactions. (2) In accordance with Rule 415(a)(6) under the Securities Act, certain of the securities registered pursuant to this Registration Statement are unsold securities that previously were registered pursuant to the registration statement on Form S-3 (File No. 333-272202), initially effective on June 6, 2023 (the "Prior Registration Statement"). The Prior Registration Statement registered the offer and sale of an indeterminate number of common stock, preferred stock, debt securities and warrants with an aggregate offering price not to exceed $46,168,698, of which $37,640,848 of such securities that remain unsold as of the filing date of this Registration Statement are being included in this Registration Statement (the "Carry Forward Securities"). Pursuant to Rule 415(a)(6), the registration fees previously paid with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any of the Carry Forward Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of such Carry Forward Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the amount of any new securities to be registered under this Registration Statement, such that the securities hereunder shall have an aggregate initial offering price not to exceed $100,000,000. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Carry Forward Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. A filing fee of $8,611.80 with respect to the New Securities is being paid in connection with the filing of this Registration Statement.

[2]	(1) There are being registered hereunder an indeterminate number or amount, as the case may be, of common shares, preferred shares, warrants and debt securities, as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. The securities included hereunder may be sold separately or as units with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred shares or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-3 (the "Registration Statement") also covers any additional securities that may be offered or issued in connection with any stock splits, reverse stock splits, stock dividends or similar transactions. (2) In accordance with Rule 415(a)(6) under the Securities Act, certain of the securities registered pursuant to this Registration Statement are unsold securities that previously were registered pursuant to the registration statement on Form S-3 (File No. 333-272202), initially effective on June 6, 2023 (the "Prior Registration Statement"). The Prior Registration Statement registered the offer and sale of an indeterminate number of common stock, preferred stock, debt securities and warrants with an aggregate offering price not to exceed $46,168,698, of which $37,640,848 of such securities that remain unsold as of the filing date of this Registration Statement are being included in this Registration Statement (the "Carry Forward Securities"). Pursuant to Rule 415(a)(6), the registration fees previously paid with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any of the Carry Forward Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of such Carry Forward Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the amount of any new securities to be registered under this Registration Statement, such that the securities hereunder shall have an aggregate initial offering price not to exceed $100,000,000. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Carry Forward Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. A filing fee of $8,611.80 with respect to the New Securities is being paid in connection with the filing of this Registration Statement. (3) Reflects the registration fee previously paid in connection with unsold securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date